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                                                                    EXHIBIT 1(d)

                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF
                      KIDDER, PEABODY INVESTMENT TRUST III

     The undersigned, being a Trustee of Kidder, Peabody Investment Trust III (the 'Trust'), a Massachusetts business trust, hereby certifies pursuant to
Section 8.3 of Article VIII and Section 10.1 of Article X of the Declaration of Trust of KIDDER, PEABODY INVESTMENT TRUST III, that the Trustees of the Trust have duly adopted at the Board of Trustees meeting held on December 14, 1994 (adjourned to December 16, 1994) and ratified at the Board of Trustees meeting held on January 25, 1995 the following amendment to the Declaration of Trust of the Trust dated the 8th day of April, 1993, in the manner provided in such Declaration of Trust.

VOTED: that the Declaration of Trust dated April 8, 1993 be, and it hereby is, amended to change the name of the Trust, from 'Kidder, Peabody Investment Trust III' to 'Mitchell Hutchins/Kidder, Peabody Investment Trust III' in the following manner:

          Section 1.1. Name. The name of the trust created hereby is the 'Mitchell Hutchins/Kidder, Peabody Investment Trust III'.

          Section 1.2(q) of Article I of the Declaration of Trust is hereby amended to read as follows:

          (q) 'Trust' means 'Mitchell Hutchins/Kidder, Peabody Investment Trust III'.

     and that the name of the series thereof, previously designated by the Board of Trustees of the Trust be changed as follows:

        from: 'Kidder, Peabody Small Cap Equity Fund'

        to:    'Mitchell Hutchins/Kidder, Peabody Small Cap Growth Fund'.

     IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has signed this Certificate of Amendment in duplicate, as of the 16th day of February, 1995.

                                                     THOMAS R. JORDAN
                                           .....................................
                                                         Trustee